Prospectus Supplement                           Filed pursuant to Rule 424(b)(3)
(To Prospectus Dated December 13, 2000)               Registration No. 333-48928

                              ANALOG DEVICES, INC.
                           -------------------------
                       1,200,000,000 PRINCIPAL AMOUNT OF
                      4.75% CONVERTIBLE SUBORDINATED NOTES
                                    DUE 2005
                           -------------------------
                        9,246,720 Shares of Common Stock
                         $0.16 2/3 par value per share

   The information in this prospectus supplement concerning the selling securityholders supplements the statements set forth under the caption "Selling Securityholders" in the prospectus. Capitalized items used and not defined in this prospectus supplement shall have the meanings given to them in the prospectus. The information set forth under the caption "Selling
Securityholders" in the prospectus is supplemented as follows:

                            SELLING SECURITYHOLDERS

   We originally sold the notes on October 2, 2000 to Goldman, Sachs & Co., SG Cowen Securities Corporation and Salomon Smith Barney Inc. The initial purchasers of the notes have advised us that the notes were resold in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers", as defined in Rule 144A of the Securities Act. These subsequent purchasers, or their transferees, pledgees, donees or successors, may from time to time offer and sell any or all of the notes and/or shares of the common stock issuable upon conversion of the notes pursuant to this prospectus.

   The notes and the shares of common stock issuable upon conversion of the notes have been registered in accordance with the registration rights agreement. Pursuant to the registration rights agreement, we are required to file a registration statement with regard to the notes and the shares of our common stock issuable upon conversion of the notes and to keep the registration statement effective until the earlier of:

  (1) the sale of all the securities registered under the registration rights agreement;

  (2) the expiration of the holding period applicable to these securities under Rule 144(k) under the Securities Act with respect to persons who are not our affiliates; and

  (3) two years from the date the registration statement is declared effective.

   The selling securityholders may choose to sell notes and/or the shares of common stock issuable upon conversion of the notes from time to time. See "Plan of Distribution".

   The following table sets forth:

  (1) the name of each selling securityholder who has provided us with notice as of the date of this prospectus pursuant to the registration rights agreement of their intent to sell or otherwise dispose of notes and/or shares of common stock issuable upon conversion of the notes pursuant to the registration statement,

  (2) the principal amount of notes and the number of shares of our common stock issuable upon conversion of the notes which they may sell from time to time pursuant to the registration statement, and

  (3) the amount of outstanding notes and our common stock beneficially owned by the selling securityholder prior to the offering, assuming no conversion of the notes.

   To our knowledge, no selling securityholder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

   A selling securityholder may offer all or some portion of the notes and shares of the common stock issuable upon conversion of the notes. Accordingly, no estimate can be given as to the amount or percentage of notes or our common stock that will be held by the selling securityholders upon termination of sales pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or disposed of all or a portion of their notes since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act.

   The information contained under the column heading "Shares That May be Sold" assumes conversion of the full amount of the notes held by the holder at the initial rate of 7.7056 shares of common stock per each $1,000 principal amount of notes.

                                                            Shares Of   Shares
                                 Amount Of     Amount Of  Common Stock   That
                                Notes Owned   Notes That  Owned Before  May Be
            Name              Before Offering May Be Sold   Offering     Sold
            ----              --------------- ----------- ------------- -------
AIG/National Union Fire
 Insurance..................    $1,030,000    $1,030,000           0      7,936
Allstate Insurance
 Company(1).................     5,100,000     5,100,000     276,100(2)  39,298
Allstate Life Insurance
 Company(1).................    13,100,000    13,100,000     276,100(2) 100,943
Aloha Airlines Non-Pilots
 Pension Trust..............       135,000       135,000           0      1,040
Aloha Pilots Retirement
 Trust......................        75,000        75,000           0        577
Alpha US Sub Fund VIII,
 LLC........................     1,200,000     1,200,000           0      9,246
Amaranth Securities L.L.C...    11,500,000    11,500,000           0     88,614
American Century Equity
 Income Fund................     3,200,000     3,200,000           0     24,657
American Fidelity Assurance
 Company....................       125,000       125,000           0        963
American Stores Company.....       250,000       250,000           0      1,926
Amerisure Companies/Michigan
 Mutual Insurance Company...       375,000       375,000           0      2,889
Annuity Board of the
 Southern Baptist
 Convention.................       250,000       250,000           0      1,926
Arbitex Master Fund, L.P....    14,000,000    14,000,000           0    107,878
Argent Classic Convertible
 Arbitrage Fund (Bermuda)
 L.P. ......................    38,000,000    38,000,000           0    292,812
Argent Classic Convertible
 Arbitrage Fund L.P.........    20,000,000    20,000,000           0    154,112
Argent Convertible Arbitrage
 Fund Ltd...................     7,000,000     7,000,000           0     53,939
Arkansas PERS...............     2,950,000     2,950,000           0     22,731
Arlington County Employees'
 Supplemental Retirement
 System.....................       125,000       125,000           0        963
Associated Electric & Gas
 Services Limited...........     1,500,000     1,500,000           0     11,558
BBT Fund, L.P...............    15,000,000    15,000,000           0    115,584
Banc of America Securities
 LLC........................       750,000       750,000           0      5,779
Bancroft Convertible Fund,
 Inc........................     1,000,000     1,000,000           0      7,705
Bankers Life Insurance
 Company of New York........       145,000       145,000           0      1,117
Bankers Trust Company as
 Trustee for DaimlerChrysler
 Corp. EMP #1 Pension Plan
 DTD 4/1/89.................     6,355,000     6,355,000           0     48,969
Bay County PERS.............       235,000       235,000           0      1,810
Bear, Stearns & Co., Inc....    18,250,000    18,250,000           0    140,627
Black Diamond Offshore,
 Ltd........................       965,000       965,000           0      7,435
Blue Cross Blue Shield of
 Florida....................     1,500,000     1,500,000           0     11,558

                                                             Shares Of   Shares
                                  Amount Of     Amount Of  Common Stock   That
                                 Notes Owned   Notes That  Owned Before  May Be
            Name               Before Offering May Be Sold   Offering     Sold
            ----               --------------- ----------- ------------- -------
Boston Medical Center........        100,000       100,000        0          770
C & H Sugar Company, Inc. ...        200,000       200,000        0        1,541
California State Automobile
 Association Inter-
 Insurance...................      1,400,000     1,400,000        0       10,787
CALAMOS Convertible
 Technology Fund - CALAMOS
 Investment Trust............         50,000        50,000        0          385
CGU Life Insurance Company of
 America.....................      1,500,000     1,500,000        0       11,558
CIBC World Markets
 International Arbitrage
 Corp........................     20,000,000    20,000,000        0      154,112
CPA II.......................        350,000       350,000        0        2,696
CWA/ITU Negotiated Pension
 Plan........................        350,000       350,000        0        2,696
CapitalCare, Inc.............         40,000        40,000        0          308
CareFirst of Maryland, Inc...        175,000       175,000        0        1,348
Chase Manhattan
 International...............     22,500,000    22,500,000        0      173,376
Christiana Care Health
 Services....................        175,000       175,000        0        1,348
Christiana Care Health
 Services Retirement Trust...        125,000       125,000        0          963
Christiana Care Health
 Services Self Insurance
 Reserve Fund................        175,000       175,000        0        1,348
City of Birmingham Retirement
 & Relief System.............      1,015,000     1,015,000        0        7,821
City of New Bedford
 Retirement System...........        100,000       100,000        0          770
City of Worcester Retirement
 System......................        150,000       150,000        0        1,155
Clinton Riverside Convertible
 Portfolio Limited...........      4,000,000     4,000,000        0       30,822
Conseco Annuity Assurance
 Company-Multi-Bucket Annuity
 Convertible Bond Fund.......      4,500,000     4,500,000        0       34,675
Conseco Fund Group--
 Convertible Securities
 Fund........................      1,000,000     1,000,000        0        7,705
Cornell University
 Endowment...................        400,000       400,000        0        3,082
Curtiss-Wright Retirement
 Plan........................        100,000       100,000        0          770
D.E. Shaw Investments, L.P...      2,200,000     2,200,000        0       16,952
D.E. Shaw Valence, L.P.......      8,800,000     8,800,000        0       67,809
Delaware PERS................      2,655,000     2,655,000        0       20,458
Deephaven Domestic
 Convertible Trading Ltd.....     30,000,000    30,000,000        0      231,168
Deutsche Bank Securities
 Inc.........................    125,500,000   125,500,000        0      967,052
Double Black Diamond
 Offshore, LDC...............      3,849,000     3,849,000        0       29,658
Dow Corning Retirement Plan..        400,000       400,000        0        3,082
El Paso County Retirement
 Plan........................        125,000       125,000        0          963
El Pomar Foundation..........        250,000       250,000        0        1,926
Ellsworth Convertible Growth
 and Income Fund, Inc........      1,000,000     1,000,000        0        7,705
Ensign Peak Advisors.........        425,000       425,000        0        3,274
Entergy Services, Inc........        125,000       125,000        0          963
F.R. Convertible Securities
 Fund........................        120,000       120,000        0          924
Fairfax County...............        250,000       250,000        0        1,926
Firemen's Annuity & Benefit
 Fund of Chicago.............        200,000       200,000        0        1,541
First Republic Bank..........        115,000       115,000        0          886
Franklin and Marshall
 College.....................        420,000       420,000        0        3,236
FreeState Health Plan, Inc...         45,000        45,000        0          346
Goldman Sachs and Company....     13,250,000    13,250,000        0      102,099
Granville Capital
 Corporation.................     77,315,000    77,315,000        0      595,758

                                                            Shares Of   Shares
                                 Amount Of     Amount Of  Common Stock   That
                                Notes Owned   Notes That  Owned Before   May
            Name              Before Offering May Be Sold   Offering    Be Sold
            ----              --------------- ----------- ------------- -------
Great-West Life & Annuity
 Insurance Company..........    10,000,000    10,000,000         0       77,056
Group Hospitalization and
 Medical Services, Inc. ....       200,000       200,000         0        1,541
Hawaiian Airlines Pension
 Plan for Salaried
 Employees..................        15,000        15,000         0          115
Hawaiian Airlines Pilots
 Retirement Plan............       120,000       120,000         0          924
Hawaiian Airlines Employees
 Pension Plan--IAM..........        60,000        60,000         0          462
Healthcare Underwriters
 Mutual Insurance Company...       800,000       800,000         0        6,164
Highbridge International
 LLC........................    36,500,000    36,500,000         0      281,254
IBM Pension Plan............     1,450,000     1,450,000         0       11,173
ICI American Holdings
 Trust......................     1,235,000     1,235,000         0        9,516
IL Annuity & Insurance
 Company....................    61,000,000    61,000,000         0      470,041
Island Holdings.............        60,000        60,000         0          462
Island Insurance Convertible
 Account....................       225,000       225,000         0        1,733
JMG Capital Partners, LP....    18,500,000    18,500,000         0      142,553
JMG Triton Offshore Fund,
 Ltd........................     1,500,000     1,500,000         0       11,558
J.P. Morgan Securities,
 Inc........................    30,219,000    30,219,000         0      232,855
Julius Baer Securities,
 Inc........................     1,370,000     1,370,000         0       10,556
KBC Financial Products,
 Inc........................     8,000,000     8,000,000         0       61,644
Kerr-McGee Corporation......       925,000       925,000         0        7,127
Key Asset Management, Inc.
 as Agent for Aerojet Inc.
 Foundation.................        60,000        60,000         0          462
Key Asset Management, Inc.
 as Agent for the Charitable
 Convertible Securities
 Fund.......................     1,650,000     1,650,000         0       12,714
Key Asset Management, Inc.
 as Agent for the Charitable
 Income Fund................       265,000       265,000         0        2,041
Key Asset Management, Inc.
 as Agent for the EB
 Convertible Securities
 Fund.......................     1,650,000     1,650,000         0       12,714
Key Asset Management, Inc.
 as Agent for the Field
 Foundation of Illinois.....        75,000        75,000         0          577
Key Asset Management, Inc.
 as Agent for the Key Trust
 Convertible Securities
 Fund.......................       300,000       300,000         0        2,311
Key Asset Management, Inc.
 as Agent for the Key Trust
 Fixed Income Fund..........       415,000       415,000         0        3,197
Key Asset Management, Inc.
 as Agent for the Omnova
 Solutions..................       110,000       110,000         0          847
Key Asset Management, Inc.
 as Agent for the Parker
 Key/Convertible Fund.......       370,000       370,000         0        2,851
Key Asset Management, Inc.
 as Agent for Union Security
 Life Insurance Company.....        50,000        50,000         0          385
Key Asset Management, Inc.
 as Agent for Victory
 Convertible Securities
 Fund.......................     1,400,000     1,400,000         0       10,787
Key Asset Management, Inc.
 as Agent for Victory Invest
 Quality Bond Fund..........       170,000       170,000         0        1,309
Key Asset Management, Inc.
 as Investment Manager for
 the California State
 Automobile Inter-
 Insurance..................       530,000       530,000         0        4,083
Key Asset Management, Inc.
 as Investment Manager for
 California State Automobile
 Retirement Pension.........       110,000       110,000         0          847

                                                             Shares Of   Shares
                                  Amount Of     Amount Of  Common Stock   That
                                 Notes Owned   Notes That  Owned Before   May
            Name               Before Offering May Be Sold   Offering    Be Sold
            ----               --------------- ----------- ------------- -------
Key Asset Management, Inc. as
 Investment Manager for the
 Health Foundation of Greater
 Cincinnati..................       235,000       235,000           0      1,810
Key Asset Management, Inc. as
 Investment Manager for the
 JCPenney Life Insurance
 Company.....................     1,000,000     1,000,000           0      7,705
Key Asset Management, Inc. as
 Investment Manager for the
 Potlatch-First Trust Company
 of St. Paul.................     1,050,000     1,050,000           0      8,090
Key Asset Management, Inc. as
 Investment Manager for the
 Standard Insurance Company..       640,000       640,000           0      4,931
Key Asset Management, Inc. as
 Investment Manager for the
 University of South Florida
 Foundation..................       170,000       170,000           0      1,309
Lehman Brothers, Inc.........    19,500,000    19,500,000           0    150,259
Lipper Convertibles, L.P.....    11,500,000    11,500,000           0     88,614
Lipper Convertibles Series
 II, L.P.....................     2,000,000     2,000,000           0     15,411
Lipper Offshore Convertibles,
 L.P.........................     1,500,000     1,500,000           0     11,558
Loomis Sayles Bond Fund......     1,000,000     1,000,000           0      7,705
Lucent Technologies Master
 Pension Trust...............       550,000       550,000           0      4,238
Lutheran Brotherhood.........     6,000,000     6,000,000      13,430     46,233
Lydian Overseas Partners
 Master Fund.................    55,000,000    55,000,000           0    423,808
MAG Mutual Insurance
 Company.....................       300,000       300,000           0      2,311
MFS Total Return Fund........     1,160,000     1,160,000           0      8,938
Maine State Retirement
 System......................       600,000       600,000           0      4,623
Maxim Corporate Bond Fund....       750,000       750,000           0      5,779
Medical Liability Mutual
 Insurance Company...........    27,500,000    27,500,000      15,500    211,904
Merrill Lynch Pierce Fenner &
 Smith, Inc..................     4,615,000     4,615,000           0     35,561
MetLife Separate Account
 235.........................       500,000       500,000           0      3,852
Nalco Chemical Company.......       390,000       390,000           0      3,005
Nashville Electric Service...       250,000       250,000           0      1,926
NCMIC Insurance Company......       300,000       300,000       1,500      2,311
New York Life Insurance
 Company.....................     5,500,000     5,500,000           0     42,380
New York State Electric & Gas
 Corp. Retirement Benefit
 Plan........................       550,000       550,000           0      4,238
Nike, Inc. Profit Sharing
 Plan........................        50,000        50,000           0        385
NORCAL Mutual Insurance
 Company.....................       225,000       225,000           0      1,733
Northern Income Equity Fund..     2,000,000     2,000,000           0     15,411
The Northwestern Mutual Life
 Insurance Company...........    16,500,000    16,500,000     111,600(3) 127,142
Nstar (Boston Edison) Union
 Medical VEBA................       100,000       100,000           0        770
Nuclear Electric Insurance
 Ltd.........................       775,000       775,000           0      5,971
OHIC Insurance Company.......       600,000       600,000           0      4,623
Oppenheimer Convertible
 Securities Fund.............    12,000,000    12,000,000           0     92,467
Paloma Securities L.L.C. ....     3,500,000     3,500,000      11,800     26,969
Pell Rudman Trust Company....     4,335,000     4,335,000     534,052     33,403
Penn Treaty Network America
 Insurance Company...........       515,000       515,000           0      3,968
Pension Reserves Investment
 Trust.......................       800,000       800,000           0      6,164
Peoples Benefit Life
 Insurance Company (Teamsters
 Separate Account)...........     5,000,000     5,000,000           0     38,528
Physicians' Reciprocal
 Insurers Account #7.........     1,000,000     1,000,000           0      7,705

                                                         Shares Of     Shares
                              Amount Of     Amount Of  Common Stock     That
                             Notes Owned   Notes That  Owned Before     May
          Name             Before Offering May Be Sold   Offering      Be Sold
          ----             --------------- ----------- -------------  ---------
PIMCO Convertible Fund...      3,200,000     3,200,000           0       24,657
PRIM Board...............      4,500,000     4,500,000           0       34,675
Primerica Life Insurance
 Company.................      2,226,000     2,226,000           0       17,152
Quattro Fund, LLC .......      3,000,000     3,000,000           0       23,116
Queen's Health Plan......         45,000        45,000           0          346
RET Pension Plan of the
 California State
 Automobile Association..        400,000       400,000           0        3,082
Reliant Energy Retirement
 Plan....................        150,000       150,000           0        1,155
Robertson Stephens.......     14,800,000    14,800,000           0      114,042
Rohm & Haas Company
 Pension Fund............        100,000       100,000           0          770
SG Cowen Securities
 Corp....................     17,500,000    17,500,000           0      134,848
Salomon Brothers Asset
 Management, Inc. .......      4,550,000     4,550,000           0       35,060
Southern Farm Bureau Life
 Insurance...............      1,530,000     1,530,000           0       11,789
St. Albans Partners
 Ltd.....................      5,000,000     5,000,000           0       38,528
Starvest Combined
 Portfolio...............      1,260,000     1,260,000           0        9,709
Starvest Managed
 Portfolio...............        140,000       140,000           0        1,078
State of Oregon/Equity...      7,450,000     7,450,000           0       57,406
State of Oregon/SAIF
 Corporation.............      5,350,000     5,350,000           0       41,224
State Street Bank as
 Custodian for GE Pension
 Trust...................      3,135,000     3,135,000           0       24,157
Sun America Style Select
 Series Equity Income....        450,000       450,000           0        3,467
Target Corporation.......        350,000       350,000           0        2,696
Toronto Dominion (New
 York), Inc..............     39,000,000    39,000,000           0      300,518
Transamerica Life
 Insurance and Annuity
 Company.................      4,000,000     4,000,000           0       30,822
The Travelers Indemnity
 Company.................      7,223,000     7,223,000           0       55,657
The Travelers Insurance
 Company--Life...........      3,772,000     3,772,000           0       29,065
The Travelers Insurance
 Company Separate Account
 TLAC....................        428,000       428,000           0        3,297
The Travelers Life and
 Annuity Company.........        451,000       451,000           0        3,475
Travelers Series
 Convertible Bond
 Portfolio...............        600,000       600,000           0        4,623
Travelers Series Managed
 Assets Trust............        300,000       300,000           0        2,311
UBFAM Arbitrage Fund Ltd.
 ........................      1,000,000     1,000,000           0        7,705
UBS AG, London Branch....     27,500,000    27,500,000           0      211,904
U.S. Olympic Foundation..        200,000       200,000           0        1,541
United Food and
 Commercial Workers Tri-
 State Pension Fund......        150,000       150,000           0        1,155
United Healthcare
 Insurance Company.......      2,000,000     2,000,000           0       15,411
The Virginia Insurance
 Reciprocal..............        500,000       500,000           0        3,852
Value Line Convertible
 Fund, Inc...............      1,000,000     1,000,000           0        7,705
Van Kampen Harbor Fund...      8,100,000     8,100,000   5,003,250(4)    62,415
The Whitaker Foundation..        150,000       150,000           0        1,155
White River Securities,
 L.L.C...................     18,250,000    18,250,000           0      140,627
Worldwide Transactions,
 Ltd.....................        186,000       186,000           0        1,433
Zeneca AG Products,
 Inc.....................        221,000       221,000           0        1,702
Zeneca Holdings Trust....        940,000       940,000           0        7,243
Unknown (5)..............    150,035,000   150,035,000          --    1,156,786

--------
(1) Allstate Life Insurance Company is a subsidiary of Allstate Insurance
    Company.
(2) Includes 169,500 shares of common stock held by Allstate Insurance Company, 14,100 shares of common stock held by Allstate Life Insurance Company, and 92,500 shares of common stock held by affiliates of Allstate Insurance Company and Allstate Life Insurance Company.
(3) The Northwestern Mutual Life Insurance Company is the indirect beneficial owner with shared investment and voting power of these shares of common stock, which are currently held by affiliated entities.
(4) All of these shares of common stock are held by entities affiliated with Van Kampen Harbor Fund.
(5) The name "Unknown" represents the remaining selling securityholders. We are unable to provide the names of these securityholders because certain of these notes are currently evidenced by a global note which has been deposited with DTC and registered in the name of Cede & Co. as DTC's nominee.

           The date of this Prospectus Supplement is December 21, 2000.